EXHIBIT 99.1




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NEWS RELEASE
August 14, 2019

              FSI ANNOUNCES SECOND QUARTER, 2019 FINANCIAL RESULTS
  Conference call scheduled for Thursday August 15, 2019, 11:00am Eastern time,
                             8:00 a.m. Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, August 14, 2019 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter ended June 30, 2019.

Mr. Dan O'Brien, CEO comments, "Our bottom line was negatively impacted by a significant bad debt charge and by additional tariffs on raw materials. We intend to recover the bad debt through litigation and the tariffs through the tariff drawback program, however, the timing of these recoveries is uncertain." Mr. O'Brien continues, "All of our divisions and investments with exposure to the agriculture markets were affected by the weather in the US and the international uncertainties of trade. We expect that sales will recover in Q3 and Q4."

     o Sales for the second quarter (Q2), 2019 were up approximately 63% to $6,770,440 when compared to sales of $4,137,545 for Q2, 2018. The result was an after tax GAAP accounting net loss of $27,733,0, or $0.00 per weighted average share for Q2, 2019, compared to an after tax GAAP accounting net income of $2,135,906, or $0.18 per weighted average share for Q2, 2018. See 2019 past bad debt expense recognized in Q2, 2019 as well as, insurance gain in Q2, 2018 of $1.72million. These numbers are not related to Q2, 2019 or Q2, 2018 operating income respectively.

     o Basic weighted average shares used in computing earnings per share amounts for the quarter were: 11,769,635 and 11,630,991 for Q2, 2019 and Q2, 2018 respectively.

     o Non-GAAP operating cash flow: For the 6 months ending June 30, 2019, net income reflects $373,351 of non-cash charges (depreciation and stock option expenses), loss/gain on involuntary disposition, interest income, interest expense, (gain)/loss on investment, write down of inventory, deferred tax expense, and income tax. These items are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,692,740 or $0.14 per share. This compares with operating cash flow of $1,763,550 or $0.15 per share, in the corresponding 6 months of 2018 (See the table that follows for details of these calculations. Anticipated tariff rebates are not included in the operating cash flow number).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division..

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Thursday August 15th , 2019. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial toll free1-800-353-6461 (or +1-334-323-0501) just prior to the scheduled call time. The conference call title, "Second Quarter 2019 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended June 30, 2019. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                                       1
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                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
            For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                     3 months ended March 31
                                                    2019             2018
                                               ---------------------------------
Revenue                                        $6,770,440     $4,137,545
Income (loss) before income tax - GAAP         $  331,264     $2,293,161
Provision for Income tax net  - GAAP           $ (150,466)    $ (157,255)
Net income (loss)  - GAAP                      $  (27,733)    $2,135,960
Net income (loss) per common share - basic.  - $     0.00     $     0.18
GAAP
3  month  weighted   average  shares  used  in 11,769,635      11,630,991
computing per share amounts - basic.-  GAAP

                                                  6 month Operating Cash Flow
                                                         Ended June 30
                                               ---------------------------------
Operating Cash Flow (6 months). NON-GAAP       $1,692,740 b,c $ 1,763,550 b

Operating   Cash  flow  per  share   excluding
non-operating  items and items not  related to
current   operations   (6   months)  -  basic. $     0.14 b,c $      0.15 b
NON-GAAP
Non-cash Adjustments (6 month) GAAP            $  373,351 d   $   171,496 d

Shares (6 month basic weighted average) used 11,625,671 in computing per share amounts - basic GAAP 11,737,635

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP - Provision for Income tax less Deferred income tax recovery = $529,546 less $125,999. See the financials for these numbers.
b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2019 = $373,351, 2018 = $171,496), Gain on investment ( 2019 = $259,514, 2018 = N/A), net gain/(loss) on involuntary disposition of equipment (2019 = N/A, 2018 = $1,714,261), write down of inventory (2019 = N/A, 2018 = N/A), interest income (2019 = $55,533, 2018 = $6,893), Interest expense (2019 = $247,472, 2018 = $14,487) deferred tax (expense)/recovery (2019 = $125,999, 2018 = N/A), and Income tax expense (2019 = $529,546, 2018
   = $459,151). See the financial statements for all adjustments.
c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the $259,514 gain from Flexible Solutions share in the LLC is removed from the calculation to arrive at Operating Cash Flow.
d) Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts
                                                                     Jason Bloom
                                                         Toll Free: 800 661 3560
                                                               Fax: 403 223 2905
                                               E-mail: info@flexiblesolutions.co


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out more  information  about Flexible  Solutions and our products,  please visit
www.flexiblesolutions.com.